                            JOINT FILING INFORMATION

Reporting Person:     HIGHLAND CAPITAL MANAGEMENT, L.P.

Address:              300 CRESCENT COURT, SUITE 700
                      DALLAS, TEXAS 75201

Designated Filer:     HIGHLAND CAPITAL MANAGEMENT, L.P.

 Issuer and Symbol:   NEXPOINT CREDIT STRATEGIES FUND ("NHF")

Date of Event
Requiring Statement:  6/2/2015

                      /s/ James D. Dondero, President
Signature:            --------------------------------------------
                      James D. Dondero, President

Reporting Person:     DONDERO, JAMES D.

Address:              300 CRESCENT COURT, SUITE 700
                      DALLAS, TEXAS 75201

Designated Filer:     HIGHLAND CAPITAL MANAGEMENT, L.P.

 Issuer and Symbol:   NEXPOINT CREDIT STRATEGIES FUND ("NHF")

Date of Event
Requiring Statement:  6/2/2015

                      /s/ James D. Dondero
Signature:            --------------------------------------------
                      James D. Dondero